UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2016

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On December 12, 2016, the Board of Directors (the “Board”) of DDR Corp. (“DDR”) appointed William T. Ross, age 51, to become DDR’s Chief Operating Officer, effective as of January 3, 2017. Mr. Ross’s duties will include overseeing the Property Management and Asset Management function of DDR. Prior to joining DDR, from 2006 to December 2016, Mr. Ross was Executive Vice President, Asset Management of Forest City Realty Trust, Inc. (“Forest City”), a real estate investment trust that owns commercial and residential real estate. In that role, Mr. Ross provided asset management leadership across Forest City’s commercial operating portfolio (including its office and retail properties).

In connection with Mr. Ross’s appointment as DDR’s Chief Operating Officer, DDR and Mr. Ross, on December 13, 2016, entered into an employment agreement (the “Employment Agreement”). The term of the Employment Agreement will commence on January 3, 2017 and end on December 31, 2018 (the “Expiration Date”).

The material terms of the Employment Agreement are summarized below:

Base Salary

•	Annual base salary rate of not less than $450,000 per year;

Annual Incentive Compensation

•	Eligibility to receive an annual cash incentive targeted at 100% of base salary, with a payout at 50% or 200% of base salary in the event threshold performance or maximum performance, respectively, is achieved, with the actual payout determined based on the factors and criteria established by the Executive Compensation Committee (the “Committee”) of the Board;

Equity Awards

•	Eligibility to receive equity awards while the Employment Agreement is in effect as follows, subject to the terms and conditions of DDR’s 2012 Equity and Incentive Compensation Plan (or its successor(s)) (the “Equity Plan”) and the applicable award agreements, and subject to the approval of the Committee:

○	A one-time grant of service-based restricted share units (“RSUs”) with a grant date value equal to no less than $1,027,000. In general, and subject to Mr. Ross’s continued employment with DDR, 1/3 of such RSUs will vest on each of the first three anniversaries of the grant date;

○	For each calendar year during the term of the Employment Agreement (beginning with 2017), Mr. Ross will be eligible to receive equity awards as approved by the Committee with an aggregate grant date target value equal to no less than 100% of Mr. Ross’s then current annual base salary;

Other Benefits/Obligations

•	Eligibility to participate in any other employee benefit plans or programs (including equity plans or programs, but specifically excluding DDR’s 2016 Value Sharing Equity Program) that are generally available to senior executive officers of DDR, subject to the terms of the applicable plans;

•	During the term of the Employment Agreement while Mr. Ross is employed by DDR and a member of his current country club, DDR will pay or reimburse Mr. Ross for the cost of certain fees and expenses related to Mr. Ross’s club membership;

•	Mr. Ross will also be subject to customary non-competition, non-solicitation and confidentiality requirements during and for specified periods after the term of his employment; and

•	The Employment Agreement also includes customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement.

Severance Compensation

The Employment Agreement provides that if Mr. Ross’s employment with DDR is terminated prior to the Expiration Date by DDR without “cause” (as defined in the Employment Agreement), by Mr. Ross for “good reason” (also as defined in the Employment Agreement), or as a result of death or disability, DDR will pay Mr. Ross, or his personal representative or dependents, as appropriate (in addition to certain accrued compensation and benefits):

•	a lump sum amount equal to 1.5 times (or, in the event of termination due to death or disability, one times) the sum of his then-current base salary plus an amount equal to the value of his “target” annual bonus for the year of termination, subject to the execution of a customary release of claims in favor of DDR;

•	a lump sum amount equal in value to his “target” annual bonus for the year of termination, pro-rated based on his period of service during such year;

•	a lump sum in cash equal to 18 months on a termination without cause or for good reason and 12 months on a termination due to death or disability of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR (or in the event of death, a substantially similar benefit to his beneficiaries); and

•	if the termination is a result of his termination without cause or termination for good reason, DDR will provide outplacement services and support, as reasonably selected by DDR, for one year following termination, provided that Mr. Ross first uses such outplacement services and support within 90 days following termination.

Severance Compensation Following a Change in Control

The Employment Agreement also provides that, in the event of certain “triggering events” (which include a termination by DDR without cause or a termination by Mr. Ross following certain employment or compensation changes) occurring within two years after a “change in control,” DDR will pay (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to 2.5 times the sum of Mr. Ross’s base salary as of the termination date plus an amount equal in value to his “target” annual bonus for the year of termination; (2) a lump sum amount equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR; (3) a lump sum amount equal in value to Mr. Ross’s “target” annual bonus for the year of termination, pro-rated based on Mr. Ross’s period of service during such year; and (4) outplacement services and support, as reasonably selected by DDR, for one year following termination, provided that Mr. Ross first uses such outplacement services and support within 90 days following termination.

In connection with his appointment, Mr. Ross is also expected to sign DDR’s standard form of indemnification agreement, a copy of which is on file with the Securities and Exchange Commission.

Officer Transition

On December 12, 2016, the Board determined that, effective as of the close of business on December 31, 2016, Paul W. Freddo, who is currently serving as DDR’s Senior Executive Vice President of Leasing and Development, will cease to hold that position and cease to be an executive officer of DDR but will remain an employee of DDR. The Board also determined that effective January 1, 2017, Vincent A. Corno will be an executive officer of DDR. Mr. Corno is currently serving as Executive Vice President of Leasing and Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

	By:	/s/ David E. Weiss
		Name:	David E. Weiss
		Title:	Executive Vice President, General Counsel and Secretary

Date: December 14, 2016